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                                                                  CONFORMED COPY


                              CERTIFICATE OF TRUST
                                       OF
                         RENAISSANCERE CAPITAL TRUST II


         This Certificate of Trust of RenaissanceRe Capital Trust II (the "Trust"), dated as January 5, 2001, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801, et seq.).

         1. Name. The name of the business trust formed hereby is RenaissanceRe Capital Trust II.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is Bankers Trust (Delaware), 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266.

         3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of the State of the State of Delaware.



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         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                                     BANKERS TRUST COMPANY, as Property
                                     Trustee

                                     By: /s/ Wanda Camacho
                                         ---------------------------------------
                                         Name: Wanda Camacho
                                         Title:   Vice President


                                     BANKERS TRUST (DELAWARE), as Delaware
                                     Trustee

                                     By: /s/ John V. Lavin
                                         ---------------------------------------
                                         Name: John V. Lavin
                                         Title: Assistant Vice President


                                     Administrative Trustee

                                     /s/ Martin J. Merritt
                                     -------------------------------------------
                                     Martin J. Merritt, not in his individual
                                     capacity but solely as trustee of the Trust


                                     Administrative Trustee

                                     /s/ Simon A. Jack
                                     -------------------------------------------
                                     Simon Jack, not in his individual capacity
                                     but solely as trustee of the Trust